Registration No. 333-



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               J. T. Bowling Inc.
                 (Name of Small Business Issuer in its charter)



               Delaware                        5941                                   31-1416624

      (State or Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
            organization)              Classification Code                         Identification No.)
                                       Number)


                     753 Bandit Trail Fort Worth TX, 76180

                                 (817) 577-4726

       (Address and telephone number of Registrant's principal executive offices and principal place of business)

                              Neil J. Beller, LTD.
                   2345 Red Rock Street, Las Vegas, Delaware

                   89102; (702) 368-7767 (Name, address, and

                     telephone number of agent for service)

                    Approximate date of proposed sale to the

                   public: As soon as practicable after this

                   Registration Statement becomes effective.

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                                      / X /

                  If this Form is filed to register additional
               securities for an offering pursuant to Rule 462 (b)
                   under the Securities Act, please check the
                                    following

            box and list the Securities Act. [ ] __________________.

                 Ifthis Form is a post-effective amendment filed
                  pursuant to Rule 462 (c) under the Securities
                  Act, please check the following box and list
                    the Securities Act registration statement
                         number [ ] __________________.

                 Ifthis Form is a post-effective amendment filed
                  pursuant to Rule 462(d) under the Securities
                  Act, please check the following box and list
                                       the

       Securities Act registration statement number [ ] _________________.

                        If delivery of the prospectus is
                          expected to be made pursuant
                          to Rule 434, please check the
                               following box [ ].


                         CALCULATION OF REGISTRATION FEE



   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

      Title of each class of          Amount to be          Proposed maximum       Proposed maximum       Amount of
    securities to be registered        registered          offering price per         aggregate         registration
                                          (1)                    share              offering price           fee
                                                                             (1)

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------
   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

       Common stock, $.01              200,000                   $0.50               $100,000              $26.40

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------
   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

    Common stock, $.01                 2,525,000                 $0.50               $1,262,500           $333.30
               (2)

   ------------------------------ ---------------------- ------------------------ -------------------- ----------------
   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

               Total                    2,725,000                 $0.50               $1362,500           $359.70


   ------------------------------ ---------------------- ------------------------ -------------------- ----------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2) Represents common stock to be registered on behalf of the 24 selling security-holders.










                  PART ONE. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                         J.T. BOWLING ENTERPRISES, INC.

                                    9,109,375

                                  Common Stock

                         Offering Price $0.50 per share

J. T. Bowling Enterprises, Inc., a Delaware corporation ("Company"), is hereby offering up to 200,000 shares of its $0.01 par value common stock ("Shares") at an offering price of $0.50 per Share pursuant to the terms of this Prospectus for the purpose of providing working capital for J.T. Bowling . In addition, J.T. Bowling is registering 2,525,000 outstanding shares on behalf of the holders of such common stock. All costs incurred in the registration of these shares are being borne by J. T. Bowling. No underwriter or broker/dealer has been retained by J.T. Bowling Service, Inc. to assist in the sale of the shares. All shares sold will be offered by the Officers and Directors of J.T. Bowling Enterprises, Inc.

     The shares will become tradeable on the effective date of this prospectus. The selling securityholders will receive the proceeds from the sale of their shares and J.T. Bowling will not receive any of the proceeds from such sales. The selling securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The selling securityholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of his shares being offered for sale.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").



                                    Price To           Underwriting      Proceeds to Issuer
                                   Public (1)          Discounts and

                                                        Commission

          Per Share                  $0.50                  -0-                $0.50

           Minimum                 $20,000.00               -0-              $20,000.00



           Maximum                $100,000.00               -0-             $100,000.00


Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       Subject to Completion, Dated ________________, 2000

This offering involves a significant degree of risk and prospective investors need to read the section called "Risk Factors" which begins on page 6.

We are registering for sale 2,525,000 shares on behalf of 24 selling security-holders of our common stock. Include in the selling security-holders are the current officers and directors consisting of 2,250,000 of the shares being offered by current shareholders.

We must sell a minimum of 40,000 units within 240 days from the effective date of this Registration. Amounts received will be deposited in our bank account and will not be available to us until the minimum amount of $20,000 is received

These securities will be offered in a self under written offering by one of our officers and directors namely Mr. David R. Clifton, our President and Director.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

(1) A minimum of 40,000 shares and a maximum of 200,000 shares may be sold on a "bestefforts" basis. All proceeds from this offering will be held in the bank account of J.T. Bowling until the minimum amount has been received. If the minimum amount is not reached within the prescribed 240 days all funds will be reimbursed plus interest to shareholders within 7 days of the cut off date.

(2) The Net Proceeds to J.T. Bowling is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."


                                Table of Contents

     ====================================================================================== ================

     Prospectus Summary                                                                            9

     Risk Factors                                                                                 12

     Use of Proceeds                                                                              14

     Determination of Offering Price                                                              15

     Dilution                                                                                     16

     Plan of Distribution                                                                         17

     Legal Proceedings                                                                            19

     Directors, Executive Officers, Promoters, and

          Control Persons                                                                         19

     Security Ownership of Certain Beneficial Owners

          and Management                                                                          21

     Description of Securities                                                                    21

     Interest of Named Experts and Counsel                                                        22

     Disclosure of Commission Position on Indemnification

          For Securities Act Liabilities                                                          22

     Organization Within the Last Five Years                                                      23

     Description of Business                                                                      23

     Management's Discussion and Analysis of Financial

          Conditions and Results of Operation                                                     25

     Description of Property                                                                      27

     Certain Relationships and Related Transactions                                               27

     Market for Common Equity and Related Stockholder Matters                                     27

     Executive Compensation                                                                       28

     Financial Statements                                                                         28

     Changes in and Disagreements with Accountants of Accounting Matters                          28

                       INITIAL PUBLIC OFFERING PROSPECTUS

                        2,725,000 SHARES OF COMMON STOCK

J.T. Bowling was formed to offer a new product to the Bowling market. Namely the patented Thom's Thum is an insert to be used in public bowling alleys to be placed in generic sized bowling balls that are used by the general public.

The insert for the bowling balls will be placed in the thumb of each bowling ball to allow a better fit for the general public. The insert will address an area in the bowling market that has long been ignored. There will be a demand for bowling alleys as well as individual purchasers.

This is our initial public offering. We anticipate that the initial public offering price will be .50 per share. We are also registering for sale 2,525,000 shares on behalf of selling security-holders. Included in the selling security-holders are the officers and directors who are registering 2,250,000 shares for sale. No market currently exists for our shares and there is no guarantee that a market will ever develop.


THE OFFERING AND J.T. BOWLING ENTERPRISES, INC.'S SECURITIES
                                                     Minimum Sold                           Maximum Sold

Securities Being Offered                                40,000                                200,000

Shares Outstanding Before the Offering                 8,000,000                              8,000,000

Shares Outstanding After the Offering                  8,040,000                              8,200,000

o We intend to use our proceeds:

               to conduct market research and commence our market strategy,

               to further develop our product,

               to secure manufacturing for our product,

               to help establish strategic partnerships

               to establish a financial reporting system and for general corporate and working capital.

The Offering.

Shares of J.T. Bowling Enterprises, Inc. will be offered at $0.50 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $100.00. If all the Shares offered are sold, the net proceeds to the Company will be $100,000. See "Use of Proceeds." This balance will be used as working capital for J.T. Bowling Enterprises, Inc..

Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Selected Financial Data

As more fully discussed in accompanying financial statements, The following table sets forth selected financial data of J.T. Bowling Enterprises, Inc. through March 31, 2000. The selected financial data has been derived from the audited consolidated financial statements and notes thereto of J.T. Bowling Enterprises, Inc. which is included elsewhere in this prospectus. As of this date there has been limited activity in J.T. Bowling . Consolidated Statement of Cash Flows




                                                                (Audited                 (Audited             (Audited)
                                                          ---------------------------------------------- ---------------------
                                                                       For the Year Ended                    From 7/15/98
                                                                             May 31,                          to May 31,
                                                          ---------------------------------------------- ---------------------
                                                                  2000                    1999                   2000
                                                          ---------------------  ----------------------- ---------------------
Cash Flows from Operating Activities:

      Net Income (Loss)                                    $          (79,545)            $    (91,000)          $  (170,545)

      Changes in operating assets and liabilities:

                Stock Issued for Service

                                                          79,545                 -                                    79,545
                                                          ---------------------  ----------------------- ---------------------

                total Adjustments

                                                          79,545                 -                                    79,545
                                                          ---------------------  ----------------------- ---------------------

Net Cash Used in Operating Activities

                                                          $
                                                          -                       $            (91,000)   $         (91,000)

Cash Flows from Financing Activities:

       note Payable

                                                         -                                              -
       Common Stock

                                                         -                      91,000                               91,000
                                                          ---------------------  ----------------------- ---------------------

Net Cash Provided for Financing Activities
                                                          $
                                                          -                       $             91,000    $          91,000
                                                          ---------------------  ----------------------- ---------------------


                                                        Balance Sheet
                                                      As of May 31, 2000


                                                         A S S E T S

Current Assets

  Cash                                          $                    -
                                               ------------------------------------------

            Total Current Assets                                                                                -
                                                                                         --------------------------------------

            Total Assets                                                                  $                    -
                                                                                         ======================================

                                                    L I A B I L I T I E S

Current Liabilities

  Accounts Payable                                                    -
                                               ------------------------------------------

            Total Current Liabilities                                                                           -

Long-Term Liabilities

  Note Payable                                                        -
                                               ------------------------------------------

            Total Long-Term Liabilities                                                                         -
                                                                                         --------------------------------------

            Total Liabilities                                                                                   -

  Commitments and Contingencies                                                                                 -

                                            S T O C K H O L D E R S ' E Q U I T Y

Preferred Stock                                                                                                 -




                                                                                                       80,000

Additional Paid-in-Capital                                                                             90,545
Accumulated Deficit                                                                                 (170,545)
                                                                                         --------------------------------------

            Total Stockholders' Equity

            (Deficit)                                                                                           -
                                                                                         --------------------------------------

            Total Liabilities and

            Stockholders' Equity                                                          $                    -
                                                                                         ======================================

Risk Factors

An investment in J.T. Bowling involved risks due in part to a limited previous financial and operating history of Company, as well as competition in the Bowling industry. Also, certain potential conflicts of interest arise due to the relationship of J.T. Bowling to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

The president and 37% shareholder is attempting to sell 750,000 shares which represents 25% of his position.

The president and 37% shareholder Mr. David R. Clifton is registering 750,000 shares for sale. If a trading market ever is developed and Mr. Clifton registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Clifton will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met.

The secretary and 28% shareholder is attempting to sell 750,000 shares which represents 33.33% of his position.

The secretary and 28% shareholder Mr. Kevin J. Krickbaum is registering 750,000 shares for sale. If a trading market ever is developed and Mr. Krickbaum registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Krickbaum will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met.

A director and 28% shareholder is attempting to sell 750,000 shares which represents 33.33% of his position.

The director and 28% shareholder Mr. Calvin K. Mees, is registering 750,000 shares for sale. If a trading market ever is developed and Mr. Mees registers all of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Mees will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met.

Limited experience of management

The management has limited experience in relation to the bowling and marketing industry. There is no guarantee that management will have the ability to be successful in starting and managing an onging business. Because of the lack of experience of management there is a possibility you may lose your entire investment. In addition, all decisions with respect to the management of J.T. Bowling will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect J.T. Bowling. The success of J.T. Bowling , to a large extent, will depend on the quality of the directors and officers J.T. Bowling can attract. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management to the officers and directors of J.T. Bowling. At present J.T. Bowling does not have key man life insurance. If a catastrophic event were to occur to either officer or director of J.T. Bowling it will have an adverse effect on it's business.

Limited prior operations.

The Company has no revenues from its operations, and has minimal assets. There can be no assurance that J.T. Bowling will generate significant revenues in the future; and there can be no assurance that J.T. Bowling will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, J.T. Bowling 's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Lack of product diversification; dependence on the bowling industry.

The company only has one product, Thom's Thum insert. The company is also relying on the acceptance by the bowling community for acceptance of its single product. If the bowling community does not accept it's product there is a great possibility you could lose your entire investment.

Regulatory factors.

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted.

Competition.

J.T. Bowling may experience substantial competition in its efforts to locate and attract clients. Many competitors in the industry such as Contour Power Grip, Turbo 2-N-1 and Vise Grips, have greater experience, resources, and managerial capabilities than J.T. Bowling and may be in a better position than J.T. Bowling to obtain access to attractive clientele. In light of the larger competitors and the greater resources which gives them the ability to provide marketing, personnel there is a possibility that it will have an adverse effect on the business of J.T. Bowling.

Use of proceeds not specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of diversification.

The size of J.T. Bowling makes it unlikely that J.T. Bowling will be able to commit its funds to diversify the business until it has a proven track record, and J.T. Bowling may not be able to achieve the same level of diversification as larger entities engaged in this type of business. Relying on one main focus of business could cause J.T. Bowling to cease operations if it cannot attain a sufficient client base.

Absence of cash dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of J.T. Bowling, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of interest.

The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of J.T. Bowling. As a result, certain conflicts of interest may exist between J.T. Bowling and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to J.T. Bowling. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to J.T. Bowling, any proposed investments for its evaluation.

Our independent auditor has expressed doubts about our ability to continue as a going concern

We are a Development Stage Company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, there have been no significant revenues. Our plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Notes to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additional financing may be required

Even if all of the 200,000 Shares offered to the public are sold, the funds available to J.T. Bowling may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by J.T. Bowling for expansion; and, if not available, J.T. Bowling may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for J.T. Bowling to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in J.T. Bowling. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. J.T. Bowling does not anticipate having within the next 12 months any cash flow or liquidity problems

No assurance shares will be sold.

The 200,000 Shares being offered to the public are to be offered directly by J.T. Bowling, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

A public market may not develop for J.T. Bowling's common stock

A public trading market for J.T. Bowling's common stock may not develop or if developed may not be sustained. Furthermore, if for any reason the common stock is not listed on the OTC Bulletin Board maintained by Nasdaq or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

Shares eligible for future sale

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates of J.T. Bowling (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                                 USE OF PROCEEDS

Following the issuance of the minimum of 40,000 Shares or a maximum of 200,000 of common stock offered for sale by J.T. Bowling to the public, this will represent net proceeds to J.T. Bowling of approximately $6,200 (after deducting certain expenses of this offering) and $86,200 maximum. These proceeds will be used to provide capital for the further development and marketing of its product, allow J.T. Bowling to develop strategic alliances and provide working capital and manage liquidity needs.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):



                  ------------------------------- ---------------- --------------- -------------- --------------

                         Use of Proceeds              Amount          Percent         Amount         Percent
                  ------------------------------- ---------------- --------------- -------------- --------------
                  ------------------------------- ---------------- --------------- -------------- --------------

                  Transfer Agent Fee                  $1,000             5%           $1,000          .01%
                  ------------------------------- ---------------- --------------- -------------- --------------
                  ------------------------------- ---------------- --------------- -------------- --------------

                  Printing Costs                      $1,000              5%          $1,000          .01%
                  ------------------------------- ---------------- --------------- -------------- --------------
                  ------------------------------- ---------------- --------------- -------------- --------------

                  Legal Fees                          $10,000            50%          $10,000          10%
                  ------------------------------- ---------------- --------------- -------------- --------------
                  ------------------------------- ---------------- --------------- -------------- --------------

                  Accounting Fees                     $1,800              9%           $2,500           10%
                  ------------------------------- ---------------- --------------- -------------- --------------
                  ------------------------------- ---------------- --------------- -------------- --------------

                  Working Capital                     $6,200             31%           $85,500         85.5%
                  ------------------------------- ---------------- --------------- -------------- --------------
                  ------------------------------- ---------------- --------------- -------------- --------------

                  Total                               $20,000           100%         $100,000         100%
                  ------------------------------- ---------------- --------------- -------------- --------------

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes are allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Opportunity to make inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from J.T. Bowling Enterprises, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that J.T. Bowling Service, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Subscription Procedures.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is accepted by the J. T. Bowling, such a subscriber will be considered a shareholder in J. T. Bowling.

Promptly upon receipt of subscription documents by J.T. Bowling Enterprises, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in J.T. Bowling. J.T. Bowling Enterprises, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to J.T. Bowling Service, Inc., or such other reasons other as J.T. Bowling determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

                         DETERMINATION OF OFFERING PRICE

The  offering  price is not based upon J.T.  Bowling 's net worth,  total  asset
value,  or  any  other   objective   measure  of  value  based  upon  accounting
measurements.

                                    DILUTION

Our net tangible book value as of May 31, 2000 was $80,000.00 or .01 per share. Our net Tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of tangible assets and dividing by the amount of shares outstanding before the offering.

The adjusted pro forma book net tangible book value after this offering will be $0.022 based on an assumed initial public offering price of $0.50 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $0.21 cents per share or over 95.45% of their investment. The following table illustrates dilution:




Assumed initial public offering price per share.............................................                                $0.50


Net tangible book value per share as of Mayr 31, 2000............................                               $0.01


Increase in net tangible book value per share attributable to new investors............                         $0.022


Pro forma net tangible book value per share after this offering..........................                       $0.022


Dilution per share to new investors.........................................................                    $0.478

The following table presents the following data as of May, 31, 2000 and assumes an offering price of $0.50 per share for our new investors:

o the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.



                                             Shares of

                                              Common          Consideration                     Average Price
                                               Stock                                            Per Share
                                             Acquired          Amount            Percent

Existing shareholders....................    8,000,00         $80,000             44%              $.01

New Investors............................    200,000         $100,000             66%              $.50

Totals...................................... 9,312,50        $180,000            100%              100%

                              PLAN OF DISTRIBUTION

The shares of common stock covered by this Offering are being offered directly by our President David R. Clifton. We have not employed the services of an underwriter to market the shares. The offering will be open for 120 days. If at the end of 120 days we have not raised the minimum amount of funds the offering will be extended for an additional 120 days. If the 240 day period expires without raising the minimum amount of $20,000 all funds with interest will be returned to purchasers.

We will market the shares to individuals generally known to J.T. Bowling primarily in the state of Texas. A prospective subscriber will receive by mail an effective SB-2 and will be contacted by telephone or in person after the prospective investor has had the opportunity to review the prospectus.

J.T. Bowling namely its President will offer a minimum of 40,000 and a maximum of 200,000 Shares of its common stock, par value $.01 per Share to the public on a "Best Efforts" basis. The minimum purchase required of an investor is $1,000.00. The gross proceeds to J.T. Bowling will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid to Mr. Charles directly or indirectly by J.T. Bowling in relation to this offering. Our
Officers and Directors will not sell any shares registered by them in this offering until the minimum amount of 40,000 shares are sold. After the minimum amount of shares are sold the Officers and Directors may elect to sell their shares. At that time, if conducted in a private transaction, J.T. Bowling will inform prospective investors that he or she may be purchasing shares owned by our Officers and Directors and that the proceeds may not go directly to J.T. Bowling.

These securities are offered by J.T. Bowling subject to prior sale and to approval of certain legal matters by counsel.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to J.T. Bowling a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in J.T. Bowling. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted, such a subscriber will be deemed, a shareholder of J.T. Bowling Enterprises, Inc.

Promptly upon receipt of subscription documents by J.T. Bowling, it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Info-Quote. J.T. Bowling may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Info-Quote, or such other reasons other as J.T. Bowling determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by J.T. Bowling or its competitors, variations in J.T. Bowling 's results of operations, and market conditions in the retail and bowling industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. J.T. Bowling 's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell J.T. Bowling 's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for J.T. Bowling 's Shares.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS

                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of J.T. Bowling are set forth below. There are no other persons which can be classified as a controlling person of J.T. Bowling .

David R.  Clifton,  age 41,  has  been  President  and  Director  of JT  Bowling
Enterprises, Inc. since March 17, 2000.He is a professional stockbroker, consultant and public speaker with highly polished sales skills. He possesses over 16 years experience in the field of financial investment, sales, personnel management, supervision, training and motivation, He has worked for wire houses and numerous over the counter firms. His last position was that of Vice President of Axtel Financial Services, Inc. For the past five years he has been a self-employed venture capitalist and consultant. He possesses the Series 7, 24, and 63 Registrations. David is an avid bowler.

Kevin J. Krickbaum, age 28, has been secretary/treasurer and director of JT Bowling Enterprises since May 12, 2000. From May !995 thru Sept. 1998 Mr. Krickbaum was the owner of K.K. Construction, a Home Remodeling Business. Since Sept. 1998 Mr. Krickbaum has been a self employed secretary/bookkeeper. He also posses knowledge in a variety of internet based development systems.

Calvin K. Mees, age 40, has been a director of JT Bowling Enterprises since March 17, 2000. Mr. Mees was a registered representative with Lew Lieberbaum & Company from April 1994 thru March 1996. At that time he was responsible for individual retail brokerage accounts, and held a Series 7 & Series 63 license. Since March 1996 Mr. Mees has been a self employed small business Financial Consultant. He has been involved in numerous private businesses and in the planning of businesses going from private corporations into the public market place

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

 .The following table sets forth, as of December 31, 2000 the outstanding Shares of common stock of J.T. Bowling owned of record or beneficially by each person who owned of record, or was known by J.T. Bowling to own beneficially, more than 5% of J.T. Bowling 's Common Stock, and the name and share holdings of each officer and director and all officers an directors as a group:



                                                 .
                                                                                                        Percentage of  % of Class
                                                                                                         Class Owned   Owned if the

                                                                                  Percentage of Class     After the    Beneficial
                                                              Percent of Class      Owned After the      Offering if   Owners
                                                                                                                       Sell all

 Title of        Name and Address of     Amount and Nature    Owned Before the      Offering if the      the Minimum   Reg. Shares
 Class           Beneficial Owner       of Beneficial Owner       Offering          Minimum is Sold        is Sold





                 David R. Clifton
 Common          753 Bandit Trail

                 Keller, TX 76180                                                                             35.9%
                                                2,950,000               37%              36.7%                                 26.8%



                 Kevin J. Krickbaum
                 820 Preston Road

 Common          Red Oak, TX 75154                                        28.1%                                27.4%
                                                2,250,000                                 27.9%                                8.29%



                 Calvin K. Mees
                 1353 Middleton Dr.

 Common          Cedar Hill, TX 75104                                     28.1%                                27.4%
                                                2,250,000                                 27.9%                               8.29%


                            SELLING SECURITY-HOLDERS

J.T. Bowling is registering for offer and sale shares of its common stock held by it's Officers and Directors along with 21 other selling security-holders.. The selling security-holders may offer Their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and the "Officers and Directors" May sell their shares only after the minimum amount of 40,000 shares sold has been reached."

Subsequent to the effective date of this prospectus, J.T. Bowling intends to apply for quotation on the OTC Bulletin Board which is maintained by Nasdaq for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE "RISK FACTORS--No Current Trading Market for J.T. Bowling 's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

All of the shares registered herein will become tradeable on the effective date of this prospectus.

The following table sets forth the beneficial ownership of the shares held by each person who is considered a selling security-holder.


                                                                  Percentage of     Number of   Number of   shares      of Class
                                                                   Class Owned    Shares Owned  Shares       Owned       Owned
  Title and   Name of                                               before the     Before the   to be        After      After the
     Class    Selling              Shareholder Address               Offering       Offering    Registered   Offering   Offering


                                    78 Wintergreen Ct.                       .003
  Common      Joseph M. Arsenault                                               25,000          25,000               0       0
                                   Harrison, Ohio 45030

                                     1099 Easy Street                         .003
  Common      Thomas E. Jones                                                  25,000           25,000              0       0
                                   Grapevine, Tx. 76051

                                     753 Bandit Trail                                            750,000
  Common      David R. Clifton                                     37%            2,975,000                   2,225,000        27.1%
                                   Keller, Tx. 75180

                                    820 Preston Rd.                                              750,000
  Common      Kevin J. Krickbaum                                   28.1%          2,250,000                   1,500,000      18.29%
                                   Red Oak, Tx. 75154

                                    1353 Middleton Dr.
  Common      Calvin K. Mees                                       28.1%          2,250,000      750,000        1,500,000   18.29%
                                   Cedar Hill, Tx. 75104

                                    1108 27th St. N.W.
  Common      Wade J. Vogel                                       .001           15,000          15,000                0        0
                                   Mandan, Nd. 58554

              Imperial Investments 2915 W. Charleston Blvd.
  Common                                                          1%             80,000          80,000                0         0
                                   Suite # 7
                                   Las Vegas, Nv. 89102

                                   87 Sea Holly Way

  Common      Kelly Charles                                       1%             80,000          80,000                0        0
                                   Henderson, NV 89014


In the event the selling security-holders receive payment for the sale of their shares, J.T. Bowling will not receive any of the proceeds from such sales. J.T. Bowling is bearing all expenses in connection with the registration of the shares for the selling security-holders.

The shares owned by the selling security-holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, J.T. Bowling has given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit J.T. Bowling to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.01. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of J.T. Bowling ; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of J.T. Bowling ; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of J.T. Bowling , attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of J.T. Bowling do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of J.T. Bowling 's directors.

Dividends.

The Company does not currently intend to pay cash dividends. J.T. Bowling 's proposed dividend policy is to make distributions of its revenues to its stockholders when J.T. Bowling 's Board of Directors deems such distributions appropriate. Because J.T. Bowling does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of J.T. Bowling .

A distribution of revenues will be made only when, in the judgment of J.T. Bowling 's Board of Directors, it is in the best interest of J.T. Bowling 's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 200,000 is sold, J.T. Bowling 's authorized but unissued capital stock will consist of 91,800,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of J.T. Bowling by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company has engaged the services of Nevada Agency and Trust Company of Reno, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of J.T. Bowling will have personal liability to J.T. Bowling or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to J.T. Bowling or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Delaware Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Delaware Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of J.T. Bowling in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of J.T. Bowling if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Delaware law (Section 78.751).

The officers and directors of J.T. Bowling are accountable to J.T. Bowling as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting J.T. Bowling . In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in J.T. Bowling in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from J.T. Bowling .

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

J.T. BOWLING

History and Organization

J.T. Bowling Enterprises was formed as a corporation in September, 1994 in Cincinnati, Ohio, by Joe Arsenault and Thom Jones in response to the following market conditions:

o A need for consistency when changing bowling equipment during league or tournament play, o The ability to change the size of an individual thumb grip quickly without using tape. o The ability of bowling center personnel to fit a bowler who uses one of the center's house bowling balls. o To allow a professional bowling ball driller rot fit a ball without the customer being present.

In July 1998 the company was reincorporated in Deleware. In March 2000 David R. Clifton was elected the President in order to guide J.T. Bowling through the process of going public. Mr. Clifton had been acting as a consultant to J.T. Bowling and assisting in raising capital since 1997. The Principal office location of J.T. Bowling is 753 Bandit Trail, Fort Worth TX, 76180. The telephone number is (817) 577-4726.


THE BUSINESS

Product Description

Our company intends to offer Thom's Thum. This product offers our customers the best possible solution as it:

o        Is the most technically advanced
o        Offers more useful features
o        Saves them time and money
o Offers our users better value per dollar spent o Provides a service which is not presently available o Increases profits and return business.

We have a U.S. patent for this product. This patent was issued on April 9, 1996.

Even though at this time our expertise is unique I the marketplace, we expect advance to be made and competitors to arise and offer similar services. We will meet this challenge by:

o Being the first in the market thus locking bowlers into using our specific design in their bowling equipment. o Adding complimentary lines o Make regular investments in new advertising and promotion.

Objectives

Long Term

         We believe very strongly in technical, financial, business and moral excellence. To secure a stable future for all those connected with Thom's Thumb, we have set the following long term goals:

o Present market is estimated at $1Billion. Our goal for the market share is 15%.

o We want to be considered by our peers to be the market leader in sales as evidenced by:

o        Trade industry awards
o        High end of scale in financial ratios
o        Major market share
o        Technical excellence (awards, honors, etc.)
o        Sponsorship of bowling tournaments, etc.
Short Term

o        Market share goals:
         First Year:                4% of U.S. Market
         Second Year:               10% of U.S. Market and 5% of overseas
         Third Year                 15% of U.S. Market and 10% of overseas
         Fourth Year:               15% of both U.S. and overseas markets

o        Maintain costs through acquisition of new plant and equipment.
o        Increase productivity by investing in employee training and education

1.       Budget for complete computer training for appropriate applications
2.       Budget for necessary seminars and/or continuing job-specific education.

Competitors

At the present time, the only other products on the market are non adjustable and not interchangeable from ball to ball.

Our Competitive Advantages

The distinctive competitive advantages that Thom's Thum brings to this market are:

o The only product in the market with the ability to change sizes and be used in all of a bowler's equipment. o Sophistication in manufacturing and distribution. This results in our having a unique product. o The philosophy of our Company is to price not just according to our costs, but also according to what the market will pay. o Our targeted minimum gross profit margin is 66/7% o By pricing to the market, we will achieve higher sales and therefore increase buying power. As the amounts of my purchases increase, our per unit costs of shipping decreases and we will achieve higher discount levels from our suppliers. Through these economies of scale, many items currently on the market can be sold with lower prices, yet a higher net profit.

o Product pricing will include a range of quantity discounts.

o Rather than being strictly regional, we will expand into the national and overseas markets. o To control accounts receivable we will sell on a cash-up-front method as is common in this industry. o A level and policy of Capitalization that will allow us to fully address the respective markets with comprehensive marketing and customer service plans.
o        By keeping our overhead low, we will be able to funnel our profits back
         into   operations   thus  avoiding  high  debt  ratios  or  lost  sales
         opportunities.

o A direct mail campaign directed at both bowlers and pro shops will be maintained.

o A toll-free national 800 number will be used for customer orders and inquiries, also an internet site will be established to aid our customers in ordering.

o We plan to print complete four-color catalogs on a yearly basis. Price lists will be updated as needed. We intend to be very aggressive in trade magazine advertising.

o We will attend trade shows to introduce and give demonstrations of the Thom's Thum insert. o

With this level of capitalization, should an unexpected downturn occur, we should be able to continue operations on a positive scale.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of J.T. Bowling , for the year ended May 31, 2000. This information should be read in conjunction with the Company's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding J.T. Bowling appearing elsewhere in this Prospectus.

OVERVIEW

Through our leadership, we will be able to reduce overhead as a percentage of sales, thereby increasing the amount of profit to be retained in the business. Because of our pricing policy, more people will purchase our merchandise thus increasing the size of the market and we will be increasing our market share. What we propose to use are just good solid business sense, economics of scale, and the use of efficient financial techniques. This will allow us the following options:

o        Increase service
o        Increase advertising
o        Reduce prices
o        Increase profits
o        Increase selection

This plan will give us tremendous flexibility to use any of these options or a mix of them to effectively attack our target markets and meet our long-term goals. This combination of experience, sophistication, capitalization and innovation will assist our company as it strives to reach its sales, profit and return objectives.

Pricing

Before we set the price for Thom's Thum, we determined on a unit basis what our costs were going to be. We then determined what the market price was for the normal insert. At this price it was determined that for all but the lowest sales projections, this product would turn a profit at this price. However since our product offers additional features, we felt that we could price it higher than simple inserts.

To test this price, we attended and participated in a trade show for our customers. We first questioned them about the desirability of our extra features and then asked them directly if this price would be acceptable if such a product were available. We found that 80% of those polled would be interested in this product.

RESULTS OF OPERATIONS:

Limited Operations

J.T. Bowling reported a loss of ($170,545) as of the year ended May 31, 2000 or a loss of ($0.40) earnings per share. J.T. Bowling Enterprises, Inc. has only had limited operations and has had no revenues through May 31, 2000 since it's incorporation. As of the year ended May 31, 2000 J.T. Bowling as been interviewing proespective manufacturers for the Thom's Thum insert. As soon as a final manufacturer is secured production of the Thom's Thum ball insert will begin.

Capital and Liquidity

The current President Mr. David R. Clifton is currently responsible for the daily operating expenses of J.T. Bowling which are minimal at this point because of limited activity. J.T. Bowling only asset at this time is the United States patent of the Thom's Thum bowling ball insert US Patent # 5,505,666. The US. Patent was awarded April 04, 1996.

Management believes that cash generated from operations is not sufficient to provide for its capital requirements for at least the next 12 months. J.T. Bowling may seek additional equity financing in the early part of 2001 through an offering of its common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $2 million and no more than $4 million.

J.T. Bowling and it's management expects to secure the minimum offering amount of $20,000 within the first 120 days of the effective date of this offering without having to exercise the additional 120 day extension.

During the year ended May 31, 2000, there were no cash flows from operating activities.

J.T. Bowling only asset at this time is the United States patent of the Thom's Thum bowling ball insert US Patent # 5,505,666. The US. Patent was awarded April 04, 1996.J.T. Bowling Inc. has no other assets at this time. The daily expenses of J.T. Bowling have been provided by our President and does not appear to have sufficient working capital because of the reliance on the President of the Corporation for funds.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of J.T. Bowling .

MARKET SUMMARY

The focus and purpose is to fulfill a demand in the bowling industry that is not being met by offering the Thom's Thum insert. The insert will allow the average bowler to custom fit any bowling ball to fit their hand size allowing more people to enjoy the spor of bowling. As the Thom's Thum insert is more widely available the size of the recreational bowling market should gradually increase over time.

J.T. Bowling Enterprises, Inc., is a company dedicated to assisting bowling alley owners and individual recreational bowlers through the use of our patented Thum's Thum bowling ball insert.

Our insert has been designed to be both interchangeable in the same bowling ball, this allows for changes in a bowler's thumb size (a common occurrence) and for changes in lane conditions requiring the use of a different ball. This gives us a tremendous advantage over simple inserts. We will also be able to use our inserts in bowling center equipment to give recreational bowlers a good fit for their thumb.

                                PLAN OF OPERATION

We will be using an injection molding system to produce our product. This will allow us the most cost effective means of manufacturing our product. As of the end of May 31, 2000 J.T. Bowling has been interviewing prospective manufacturers to manufacture the mold and subsequently produce the bowling ball insert. As soon as the offering is closed we will start marketing our product to bowling alleys and professionals around the United States. We expect to have the mold completed and in production by the end of the third quarter September 30, 2000.

The goal over the next 12 months is to have all manufacturing complete and our product being used in a limited number of markets. If this occurs we expect revenues to occur by the end of the fourth quarter, December 31, 2000. We intend to market our inserts through all the normal channels available to simple inserts. These include bowling centers and bowling pro shops. To penetrate this market efficiently and swiftly, we intend to initially use direct mail advertising (with coupons) to bowlers. We also plan to start a national advertising campaign targeting the end user and retail outlets in various national publications.

We expect to search for a reputable Investment Banking firm by the year ending December 31, 2000 to assist us with finding additional capital of at least $2,000,000 to further assist our development.

                             DESCRIPTION OF PROPERTY

The Company currently owns the following property in connection with its operations:

     (a) J.T. Bowling currently owns a US Patent for it's Thom's Thum ball insert bearing US Patent # 5,505,666.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The current President Mr. David R. Clifton is currently responsible for the daily expenses of J.T. Bowling which are minimal at this point because of limited activity. In March 2000 we issued 7,775,000 shares of our common stock to Joseph M. Arsenault, Thomas E. Jones, David R. Clifton, Calvin K. Mees and Kevin J. Krickbaum for services rendered to the company and as new management.


                            MARKET FOR COMMON EQUITY

                        AND RELATED STOCKHOLDER MATTERS.

     (a)  Market Information.
         J.T. Bowling 's Shares are not traded.

     (b)  Holders of Common Equity.
         As May 310, 2000, there were 24 shareholders of record of J.T. Bowling 's common stock.

      (c)  Dividends.
         J.T. Bowling has not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon J.T. Bowling 's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a) No officer or director of J.T. Bowling Service, Inc. is receiving any remuneration at this time and does not plan to offer any remuneration until the corporation has sustained revenues.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

 .

                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS


      Set forth below are the audited financial statements for the Company for the period ended March 31, 2000. The following financial statements are attached to this report and filed as a part thereof.

                         J.T. BOWLING ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                               AS OF MAY 31, 2000

       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF MAY 31, 2000

       PAGE      3 - STATEMENT OF OPERATIONS FOR THE PERIOD
                     JULY 15, 1998 TO MAY 31, 2000

       PAGE      4 - STATEMENT OF CHANGES IN STOCKHOLDER'S
                     EQUITY FOR THE PERIOD FROM JULY 15, 1998 TO
                     MAY 31, 2000

       PAGE      5 - STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                     JULY 15, 1998 TO       MAY 31, 2000

       PAGES  6 -8 - NOTES TO FINANCIAL STATEMENTS AS OF
                     MAY 31, 2000

TO THE Board of Directors J T Bowling Enterprises Inc.

INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of J T Bowling Enterprises Inc. (Company) as of May 31, 2000 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended May 31, 2000, and from July 15, 1998 (inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2000 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has no viable operations to date and little or no tangible assets that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 S/ Clyde Bailey

                                Clyde Bailey P.C.

San Antonio, Texas
June 14, 2000


                                                        Balance Sheet
                                                      As of May 31, 2000


                                                         A S S E T S

Current Assets

  Cash                                          $                    -
                                               ------------------------------------------

            Total Current Assets                                                                                -
                                                                                         --------------------------------------

            Total Assets                                                                  $                    -
                                                                                         ======================================

                                                    L I A B I L I T I E S

Current Liabilities

  Accounts Payable                                                    -
                                               ------------------------------------------

            Total Current Liabilities                                                                           -

Long-Term Liabilities

  Note Payable                                                        -
                                               ------------------------------------------

            Total Long-Term Liabilities                                                                         -
                                                                                         --------------------------------------

            Total Liabilities                                                                                   -

  Commitments and Contingencies                                                                                 -

                                            S T O C K H O L D E R S ' E Q U I T Y

Preferred Stock                                                                                                 -




                                                                                                       80,000

Additional Paid-in-Capital                                                                             90,545
Accumulated Deficit                                                                                 (170,545)
                                                                                         --------------------------------------

            Total Stockholders' Equity

            (Deficit)                                                                                           -
                                                                                         --------------------------------------

            Total Liabilities and

            Stockholders' Equity                                                          $                    -
                                                                                         ======================================


                          J T Bowling Enterprises Inc.

                        (A Development Stage Enterprise)

                                                           Statement of Operations

                                                                                                                        8
                                                         For the Year Ended                                         From 7/15/98
                                                              May 31,                                                to May 31,
                              ------------------------------------------------------------------------------------------------------
                                             2000                                 1999                                  2000
                              ------------------------------------ -----------------------------------------------------------------

Revenues:

    Revenues                                              -                                    -
                              ------------------------------------ -----------------------------------------------------------------

        Total Revenues         $                         -          $                         -         $                          -


Expenses:
    Advertising                                           -                            5,249                                 5,249
    Contract Services                                     -                          33,178                                33,178
    Consulting                                  79,545                                         -                           79,545
    Commissions                                           -                            9,100                                 9,100
    Supplies                                              -                          12,110                                12,110
    Auto                                                  -                            9,715                                 9,715
    Legal & Professional                                  -                            9,828                                 9,828
    Telephone                                             -                            2,853                                 2,853
    Other                                                 -                            8,967                                 8,967
                              ------------------------------------ -----------------------------------------------------------------

        Total Expenses                          79,545                               91,000                              170,545
                              ------------------------------------ -----------------------------------------------------------------
        Net loss from

        Operations             $             (79,545)               $             (91,000)              $             (170,545)


Provision for Income Taxes:

    Income Tax Benefit                                    -                                    -

        Net Income (Loss)      $             (79,545)               $             (91,000)              $             (170,545)
                              ==================================== =================================================================



                          J T Bowling Enterprises Inc.

                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

                               As of May 31, 2000





                                                                   $0.01              Paid-In           Accumulated    Stockholders'
                                               Shares            Par Value            Capital             Deficit      Equity
                                         -------------------------------------------------------------------------------------------


                                                             $                  $                   $                    $
   Balance, July 15, 1998                                  - -                  -                   -                    -

    Stock Issuance

   Net Income (Loss)                                        #

                                         -------------------------------------------------------------------------------------------

   Balance, May 31, 1999                                    #                  #                   #                    #

   Stock Issued for Services

   Net Income  (Loss)

                                         -------------------------------------------------------------------------------------------

                                                              $                  $                   $
   Balance May 31, 2000                   8,000,000            80,000              90,545               (170,545)            $

                                         ===========================================================================================




                                                                (Audited                 (Audited             (Audited)
                                                          ---------------------------------------------- ---------------------
                                                                       For the Year Ended                    From 7/15/98
                                                                             May 31,                          to May 31,
                                                          ---------------------------------------------- ---------------------
                                                                  2000                    1999                   2000
                                                          ---------------------  ----------------------- ---------------------
Cash Flows from Operating Activities:

      Net Income (Loss)                                    $          (79,545)            $    (91,000)          $  (170,545)

      Changes in operating assets and liabilities:

                Stock Issued for Service

                                                          79,545                 -                                    79,545
                                                          ---------------------  ----------------------- ---------------------

                total Adjustments

                                                          79,545                 -                                    79,545
                                                          ---------------------  ----------------------- ---------------------

Net Cash Used in Operating Activities

                                                          $
                                                          -                       $            (91,000)   $         (91,000)

Cash Flows from Financing Activities:

       note Payable

                                                         -                                              -
       Common Stock

                                                         -                      91,000                               91,000
                                                          ---------------------  ----------------------- ---------------------

Net Cash Provided for Financing Activities
                                                          $
                                                          -                       $             91,000    $          91,000
                                                          ---------------------  ----------------------- ---------------------

J T Bowling Enterprises Inc.
Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies

Organization

J T Bowling Enterprises Inc. ("the Company") was incorporated under the laws of the State of Delaware on July 15, 1998 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Delaware. The company has a total of 100,000,000 authorized common shares with a par value of $.01 per share and with 8,000,000 shares issued and outstanding as of May 31, 2000. On May 5, 2000, an amendment to the Articles of Incorporation was filed with the Delaware Secretary of State to increase the authorized common shares to 100,000,000 authorized and 30,000,000 in preferred shares. The Company has been inactive since inception and has little or no operating revenues and expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

                 The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

                                        6

J T Bowling Enterprises Inc.
Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

In May of 2000, a total of 7,954,500 shares of stock were issued for consulting services. The shares were valued at par value ($.01) for a total of $79,545 in consulting expense. Also, in 1998 and 1999, a private placement produced a total of $91,000 for 45,500 common shares.

                                        7

J T Bowling Enterprises Inc.
Notes to Financial Statements

Note 3  -  Related Parties

There were no significant related party transaction.

Note 4 - Going Concern

The Company has had little or no operations to date, has little or no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:


                                                                                                      From

                                                      2000                          1999             Inception

       Total Deferred Tax Assets            $           27, 045        $        30,940              $              57,985
       Less: Valuation Allowance                        (27, 045)                 ( 30,940)                        ( 57,985)
                 Net Deferred Tax Asset                    -                          -                                   -
       Total Deferred Tax Liabilities                          -                       -                                   -
                                                                        Net Deferred Tax Liability                    -
      -                          -
             Less Current Portion                             -                          -                             -


                  Long-Term Portion          $             -           $              -              $

Note 6  -  Subsequent Events

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                                                                       8

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.
















                PART TWO. INFORMATION NOT REQUIRED IN PROSPECTUS






                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

In July 1998 we conducted a private placement relying on Regulation D 504. In that private placement we issued 51,000 shares f our par value $0.01 common stock to five sophisticated investors and seven unsophisticated investors for a total sum of $91,000.

In May 2000 we issued 160,000 shares of our par value $0.01 common stock to Imperial Investments Nevada, Inc. and Mr. Kelly Charles consisting of 80,000 shares each for consulting services performed.

                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. .

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Delaware on June 21, 2000

                           J.T. Bowling Enterprises, Inc.

                           By:/s/ David R. Clifton

                                 David R.Clifton

                                    President

                            Special Power of Attorney

The undersigned constitute and appoint Kelly Charles their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:



 Signature                                       Title                       Date
 /s/ David R. Clifton                            President, Chief            June 21, 2000
       David R. Clifton                          Executive, Director


 /s/ Kevin J. Krickbaum                          Secretary                    June 21, 2000
       Kevin J. Krickbaum                        Treasurer
                                                 Director

 /s/ Calvin K. Mees                              Director                    June 21, 2000
       Calvin K. Mees


                          EXHIBIT INDEX


Exhibit                     Description                   Method of
Number                                                    Filing

3.1       Articles of Incorporation                       See Below

3.3       Bylaws                                          See Below

5.1       Opinion Re: Legality                            See Below

23.1      Consent of Counsel                              See Below

23.2      Consent of Accountant                           See Below

24.1      Special Power of Attorney                       See Signature Pages

27.1      Financial Data Schedule                         See Below

99.1     Subscription Agreement                           See Below
